SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549





                                  FORM 8-K
                               Current Report

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) March 20, 1996



                      Lynch Corporation
           (Exact name of registrant as specified in its charter)



        INDIANA              1-106             38-1799862
(State or other jurisdiction  (Commission   (IRS Employer
       of Corporation)        file Number)   Identification No.)



     Eight Sound Shore Drive, Suite 290, Greenwich, CT 06830
(Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code: (203/629-3333




       (Former name or former address, if changed since last report)

Item 5.   Other Events

     Registrant has previously announced that a subsidiary has entered into a contract, subject to certain conditions including regulatory approvals, for the acquisition of Dunkirk & Fredonia Telephone Company and its subsidiaries ("DFT"). The purchase price is approximately $22 million. While DFT is profitable, it is not expected to initially contribute significantly to Registrant's net income because of the interest expense associated with the high debt leverage expected to be used to finance the acquisition. Registrant is continuously looking at, bidding on and/or negotiating potential telephone company acquisition.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        LYNCH CORPORATION
                                        (Registrant)



                                        s/ Robert E. Dolan
                                           Robert E. Dolan
                                           Chief Financial Officer

Date:  March 20, 1996